UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2013, Tract 107, L.L.C. (Tract 107), a joint venture between Stratus Properties Inc. (Stratus) and Moffett Holdings, LLC, entered into (1) a Fifth Modification and Extension Agreement, effective as of December 12, 2013, with Comerica Bank (Comerica), as lender, and Stratus, as guarantor (the Loan Modification Agreement), which amended that certain Construction Loan Agreement by and between Tract 107 and Comerica dated as of May 17, 2011 (the Loan Agreement) and (2) an Amended and Restated Promissory Note with Comerica, effective as of December 12, 2013, secured by the assets at Parkside Village, which replaced that certain Promissory Note by and between Tract 107 and Comerica dated as of May 17, 2011. Stratus has provided a limited guaranty under the Loan Agreement.

The Loan Modification Agreement extended the maturity date by seven years, from December 31, 2013 to December 31, 2020, increased the principal amount available under the Loan Agreement by approximately $8.67 million to a total principal amount of approximately $19.67 million, replaced the debt coverage provision by providing for a minimum debt yield, as defined in the Loan Agreement, of 9.1%, and amended certain other provisions of the Loan Agreement. Pursuant to the Loan Modification Agreement, Tract 107 received an advance of approximately $7.47 million. Currently, the aggregate principal balance outstanding under the Loan Agreement is $17.67 million. Advances of the approximately $2 million of principal that remains available are expected to be made to fund remaining construction activities at Parkside Village.

The foregoing summary of the Loan Modification Agreement and the Amended and Restated Promissory Note does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Loan Modification Agreement and the Amended and Restated Promissory Note, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: December 18, 2013

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Fifth Modification and Extension Agreement by and among Tract 107, L.L.C., Stratus Properties Inc. and Comerica Bank effective as of December 12, 2013.
10.2	Amended and Restated Promissory Note by and between Tract 107, L.L.C. and Comerica Bank effective as of December 12, 2013.